UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

SYNOVA HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51492	91-1951171
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 N. Providence Road, Suite 6010, Media, PA 19063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 565-7080

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

     In July 2006, Synova Healthcare Group, Inc. (the “Company”) commenced a private placement (the “Offering”) of up to $2,000,000 of the Company’s 2006 Convertible Bridge Notes and warrants to purchase the Company’s common stock, $.001 par value per share (the “Common Stock”). As previously reported, as of August 2, 2006, the Company had issued $600,000 in aggregate principal amount of 2006 Convertible Bridge Notes (the “Original Notes”) and warrants (the “Original Warrants”) to purchase in the aggregate 60,000 shares of Common Stock exercisable at $3.00 per share.

     On September 22, 2006, the Company and the holders of the Original Notes and Original Warrants agreed to amend the terms of the Original Notes and Original Warrants, as well as the provisions of a registration rights agreement with respect to the shares of Common Stock underlying the Original Notes and Original Warrants. The maturity date of the Original Notes was amended to require repayment of all principal and unpaid and accrued interest under the Original Notes upon the earlier of (i) 180 days from the original issuance date of the Original Notes or (ii) the first date on which funds are advanced to the Company or any affiliate pursuant to any sale of the Company’s securities resulting in gross proceeds to the Company of at least $5 million (a “Subsequent Offering”), which was reduced from $15 million. Furthermore, the conversion price of the Original Notes was reduced from $2.00 to $1.50. In addition, the Original Notes were amended to provide that if a Subsequent Offering is not completed by October 31, 2006 and the conversion price was at that time greater than $1.00 per share, the conversion price would subsequently be reduced to $1.00 per share.

     The Original Warrants were replaced in their entirety with new warrants (the “New Warrants”). The New Warrants have substantially the same terms as the Original Warrants, except that the exercise price of the New Warrants was reduced from $3.00 to $1.50. Thus, the New Warrants require the Company to issue to the holder upon exercise of the New Warrants a number of shares of Common Stock equal to 30% of the principal amount of Notes purchased by the investor divided by the exercise price of $1.50, subject to adjustment as provided in the Warrant. The exercise price of each New Warrant may be adjusted in the event of any subdivision or combination of the Common Stock or any distribution by the Company of a dividend payable in shares of Common Stock to holders of Common Stock.

     The registration rights agreement entered into in connection with the sale of the Original Notes and Original Warrants was amended to provide the holders of such securities with demand registration rights in the event that a Subsequent Offering is not completed by October 31, 2006.

     In addition, on September 22, 2006, the Company sold $400,000 in principal amount of Convertible Bridge Notes (the “New Notes,” and, together with the Original Notes, as amended, the “Notes”) and New Warrants to purchase up to an aggregate of 200,000 shares of Common Stock, subject to adjustment as provided in the New Warrants. The New Notes have substantially the same terms as the Original Notes, as amended. The amended registration rights agreement described above covers all shares of Common Stock underlying the Original Notes, the New Notes and the New Warrants.

     The New Notes are unsecured obligations of the Company, were sold at 100% of principal amount and bear interest at 12% per year. Payments under the New Notes, including prepayments, may only be paid by making a simultaneous pro rata payment to all payees under the New Notes. The New Notes are convertible into Common Stock at a conversion price of $1.50 per share, subject to adjustment. If the conversion price is greater than $1.00 per share, it may be reduced to $1.00 if a Subsequent Offering is not completed by October 31, 2006.

     The Company’s obligations under the New Notes may be accelerated and become immediately due and payable upon the occurrence of an event of default which has not been cured by the Company or waived by the payee. An event of default occurs under any of the following circumstances:

•	the Company fails to pay any principal or interest due on the New Notes for five business days following written demand thereof from the payee;
•	the Company fails to perform any other agreement or covenant under the New Notes for 20 days following written demand from the payee;

•	the Company is in default under any other indebtedness of the Company or any subsidiary for borrowed money;
•	the Company or any subsidiary becomes involved in certain bankruptcy or insolvency proceedings;
•	a final judgment is entered for payment against the Company in an amount exceeding $100,000, which judgment is not discharged or stayed pending appeal or is not discharged within 45 days after the expiration of any stay; or
•	the Company transfers or sells all or substantially all of its assets.

     The Offering is being conducted through one or more closings that may occur from time to time. Prior to the sale of the maximum of $2,000,000 of Notes in the Offering, none of the proceeds received from sales of securities in the Offering will be escrowed and no minimum amount of proceeds will be required for the Company to be able to receive the net proceeds of the Offering. As of September 22, 2006, the Company has issued in the aggregate $1,000,000 in principal amount of Notes in the Offering.

     In connection with the Offering, the Company has agreed to pay the placement agent for the Offering a commission equal to 3% of the gross purchase price of the Notes purchased by investors introduced to the Company by the placement agent. The Company has also agreed to reimburse the placement agent for all reasonable out-of-pocket expenses incurred by the placement agent in connection with the Offering.

     The net proceeds from the sale of the New Notes and New Warrants were used in substantial part (i) to repay indebtedness originally incurred in July 2006 to pay part of a non-refundable fee required by a distribution agreement entered into by and between Synova Healthcare, Inc., a wholly owned subsidiary of the Company, and QuantRx Biomedical Corporation, (ii) to repay $100,000 that had been advanced on an interest-free basis to the Company on September 8, 2006 by one of its executive officers, and (iii) for working capital and other purposes associated with the Company’s developing line of women’s healthcare products.

     Persons or entities investing in this Offering, or their affiliates, may be existing holders of the Company’s securities, may provide consulting, advisory or other services to the Company, or may have other material relationships with the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure provided in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 3.02	Recent Sales of Unregistered Securities.

     The disclosure provided in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

     Offers and sales of securities offered and sold in the Offering were effected without registration under the Securities Act, in reliance upon the exemption provided by Rule 506 and/or Section 4(2) thereunder. The Company believes that such offers and sales were exempt from registration under Section 4(2) of the Securities Act and/or Rule 506 thereunder because the subject securities were sold to a limited group of persons, each of whom was believed to have been (i) either an accredited investor or a sophisticated investor at the time of the sale and had a pre-existing business or personal relationship with us, our management or a placement agent engaged by the Company, and (ii) purchasing the securities for investment without a view to resale or further distribution. Restrictive legends stating that the securities may not be offered and sold in the United States absent registration under the Securities Act or an applicable exemption therefrom were placed on certificates evidencing the securities and/or agreements relating thereto. We believe no form of general solicitation or general advertising was made in connection with the offer or sale of these securities.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNOVA HEALTHCARE GROUP, INC.

Date: September 28, 2006	By:	/s/ Robert L. Edwards
Name: Robert L. Edwards Title: Chief Financial Officer